Exhibit 99.1

Alamo Secures New Financing from Institutional Investors

LONDON – July 27, 2011 – Alamo Energy Corp. (OTCBB:ALME) is pleased to announce that it has entered into a definitive securities purchase agreement with institutional investors for the purchase of the aggregate principal value of approximately $1,310,621 of debentures for an aggregate purchase price of approximately $1,114,000 in a private placement. The closing of the sale of the debentures is anticipated to occur on or about July 29, 2011, subject to customary closing conditions.

The debentures have an original issue discount of 15%, bear interest at 5% per annum, and mature on the second anniversary of the issue date.  Under the terms therein, the debentures are convertible, in whole or in part, into common stock at a conversion price of $1.00, subject to adjustment as provided in the debentures.

Additionally, the investors received Series A Warrants to purchase up to 655,310 shares of common stock at an exercise price of $1.25 per share for a term of five years, Series B Warrants to purchase up to 1,310,621 shares of common stock at an exercise price of $1.00 per share for a term of twelve months, and Series C Warrants that vest proportionally upon exercise of the Series B Warrants and provide the holder with the right to purchase up to 655,310 shares of common stock at an exercise price of $1.25 per share for a term of five years.  Pursuant to a Registration Rights Agreement between the Company and the investors, the Company is required to file a resale registration statement within 45 days that covers the resale of the underlying shares of the debentures and the shares issuable upon exercise of the Warrants.

Allan Millmaker, Chief Executive Officer, commented: “We are delighted that the company has raised further financing from institutional investors in addition to existing facilities in place. We believe this additional financing will allow us to aggressively expand our operations in the Appalachian basin.”

Rodman & Renshaw, LLC, a subsidiary of Rodman & Renshaw Capital Group, Inc., (NASDAQ:RODM - News), acted as the exclusive placement agent for the transaction. For more information, please visit www.rodm.com.

A summary of the transaction will be included in the Company’s Current report on Form 8-K to be filed with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About Alamo Energy Corp.

Headquartered in London, England and with operational offices in Knox County, Kentucky and Houston, Texas, Alamo Energy Corp. (OTCBB:ALME - News) is an independent company focused on the exploration, development and production of onshore oil and gas reserves in the United Kingdom and United States. The company's UK exploration program is focused on four blocks spread over 400 square kilometers in an onshore oil and gas province in South East England. Alamo's U.S. operations are focused on the development of assets in Texas, Kentucky, Tennessee and West Virginia. For more information visit www.alamoenergycorp.com

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; risks associated with oil and gas operations; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only reserves that comply with the definitions presented at Rule 4-10(a) of Regulation S-X. We use certain terms in this press release that the SEC’s guidelines strictly prohibit us from including in filings with the SEC. Examples of such disclosures would be statements regarding “probable,” “possible,” or “recoverable” reserves among others. U.S. Investors are urged to consider closely the disclosure in our Form S-1, File No. 333-169609, available from us at 10497 Town & Country Way, Suite 820, Houston, Texas, 77024, United States of America.

Contact:
Alamo Energy Corp.
Philip Mann
+1 832-436-1832
ir@alamoenergycorp.com